EXHIBIT 10.1

Final Version

ATLAS F1NANCIAL HOLDINGS, INC.

STOCK OPTION PLAN

ARTICLE I PURPOSE

1.1     Purpose

The purpose of this stock option plan (as amended from time to time, the "Plan") is to advance the interests of the Corporation by: (i) providing Eligible Persons with financial incentives; (ii) encouraging stock ownership by Eligible Persons; (iii) increasing the proprietary interest of Eligible Persons in the success of the Corporation; (iv) encouraging Eligible Persons to remain with the Corporation or its Affiliates; and (v) attracting new Employees, Officers, Directors and Consultants to the Corporation or its Affiliates.

ARTICLE II INTERPRETATION

2.1     Definitions

When used herein, the following terms have the following meanings, respectively:

(a)	"Act" means the Securities Act (Ontario);

(b) "Affiliate" means any corporation that is an affiliate of the Corporation as defined in the Act;

(c) "Blackout Period" means a period of time when, pursuant to any policies of the Corporation, securities of the Corporation may not be traded by certain persons as designated by the Corporation, including an Optionee;

(d)     "Board" means the board of directors of the Corporation;

(e)	"Change of Control" means the occurrence of any one or more of the following events:

(i) a consolidation, merger, amalgamation, arrangement or other reorganization, takeover bid or acquisition involving the Corporation or any of its Affiliates and another corporation or other entity, as a result of which the holders of Shares immediately prior to the completion of the transaction hold less than 50% of the outstanding rights to vote in respect of the shares of the successor corporation after completion of the transaction;

(ii) the sale, lease, exchange or other disposition, in a single transaction or a series of related transactions, of assets, rights or properties of the Corporation and/or any of its Subsidiaries which have an aggregate book value greater than 50% of the book value of the assets, rights and properties of the Corporation and its Subsidiaries on a consolidated basis to any other person or entity, other than a disposition to an Affiliate of the assets, rights and properties of the Corporation in the course of a reorganization of the assets of the Corporation and its Affiliates;

(iii)     a resolution is adopted to wind-up, dissolve or liquidate the Corporation; or

(iv) the Board adopts a resolution to the effect that a Change of Control as defined herein has occurred or is imminent.

(f)
"Commitment Form" means the notice of grant of an Option delivered by the Corporation hereunder to an Optionee in the form of Schedule "A" attached hereto, or in such other form as the Compensation Committee may approve for any one or more Optionees or for a group of Optionees, as same may be amended from time to time;

(g)     "Compensation Committee" means the compensation committee of the Board;
(h)    "Consultant" means any individual or Consulting Company, other than an Employee or Director:

(i) is engaged to provide on an ongoing bona fide basis, consulting, technical, management or other services to the Corporation or to an Affiliate, other than services provided in relation to a Distribution (as such term is defined in the Act);

(ii) provides the services under a written contract between the Corporation or the Affiliate and the individual or the Consultant Company;

(iii) in the reasonable opinion of the Corporation, spends or will spend a significant amount of time and attention on the affairs and business of the Corporation or an Affiliate; and

(iv) has a relationship with the Corporation or an Affiliate that enables the individual to be knowledgeable about the business and affairs of the Corporation.

(i) "Consulting Company" means a company or partnership providing consulting services to the Corporation or an Affiliate and, if applicable, for whom an individual consultant providing consulting services to the Corporation or an Affiliate may be an employee, shareholder or partner;

(j)     "Control" means:
(i) when applied the relationship between a person and a corporation, the beneficial ownership by the person, at the relevant time, of shares of the corporation carrying either (A) more than 50% of the voting rights ordinarily exercisable at meetings of shareholders of the corporation or (B) the percentage of voting rights ordinarily exercisable at meetings of shareholders of the corporation sufficient in fact to elect a majority of the directors of the corporation; and

(ii) when applied to the relationship between a person and a partnership or joint venture, the beneficial ownership by the person, at the relevant time, of more than 50% of the ownership interests of the partnership or joint venture in circumstances where it can reasonably be expected that the person directs the affairs of the partnership or joint venture;

(k) "Corporation" means Atlas Financial Holdings, Inc., and includes any successor corporation thereto;

(I)     "Director" means a director of the Corporation or of an Affiliate;

(m)     "Effective Date" for an Option means the date on which the Option is granted;

(n)
"Eligible Person" means, subject to the administrative guidelines and other rules and regulations relating to the Plan and to all applicable law, any Employee, Officer, Director, or Consultant who is approved for participation in the Plan by the Compensation Committee;

(o)     "Employee" means:

(i) an individual who would be considered an employee of the Corporation or its Subsidiary under the Income Tax Act (Canada) (i.e. for whom income tax, employment insurance and Canada Pension Plan deductions must be made at source);

(ii)
an individual who works full-time for the Corporation or its Subsidiary providing services normally provided by an employee and who is subject to the same control and direction by the Corporation over the details and methods of work as an employee of the Corporation, but for whom income tax deductions are not made at source; or

(iii)
an individual who works for the Corporation or its Subsidiary on a continuing and regular basis for a minimum amount of time per week providing services normally provided by an employee and who is subject to the same control and direction by the Corporation over the details and methods of work as an employee of the Corporation, but for whom income tax deductions are not made at source;

(p)	"Exchange" means the TSX Venture Exchange Inc. or any other stock exchange on which the Shares are then listed for trading;

(q)	"Exercise Form" means the notice of exercise of option in the form of Schedule "B" attached hereto;

(r)
"Exercise Period" means the period of time during which an Option granted under the Plan may be exercised (provided, however, that the Exercise Period may not exceed ten (10) years from the relevant Effective Date unless permitted under Section 4.4(b));

(s)     "Exercise Price" has the meaning ascribed thereto in Section 4.2;

(t)
"Incapacity" of an Optionee means his total or substantially total mental, physical, natural or legal inability to perform regularly his day-to-day functions for a period of six (6) months, the whole as evidenced and determined by an independent medical expert chosen by the Compensation Committee or as determined by a final and definitive judgment rendered by a court of competent jurisdiction thereto;

(u)     "Insider" has the meaning given to such term in the Act;

(v)
"Merger and Acquisition Transaction" means (i) any merger; (ii) any acquisition; (iii) any amalgamation; (iv) any offer for Shares which if successful would entitle the offeror to acquire more than 50% of all Shares; (v) any arrangement or other scheme of reorganization; or (vi) any consolidation, that results in a Change of Control;

(w)     "Officer" means an officer of the Corporation or of an Affiliate;

(x) "Option" means the right to purchase Shares granted to an Eligible Person in accordance with the terms of the Plan;

(y)     "Optioned Shares" means Shares subject to an Option;

(z) "Optionee" means an Eligible Person to whom an Option is granted by the Corporation under the Plan, whether a Director, Officer, Employee, or Consultant (including, for greater certainty, an individual or a Consulting Company);

(aa)
"person" or ''persons" means any individual, partnership, limited partnership, joint venture, syndicate, sole proprietorship, company or corporation with or without share capital, unincorporated association, trust, trustee, executor, administrator or other legal personal representative, regulatory body or agency, government or governmental agency, authority or entity however designated or constituted;

(bb)    "Plan" has the meaning ascribed thereto in Section 1.1;

(cc)	"Regulatory Approval" means the approval of any securities or other applicable regulatory agency (including the Exchange) which may have jurisdiction in the circumstances;

(dd)     "Shares" means the ordinary shares in the capital of the Corporation;

(ee)	"Subsidiary" means a corporation which is a subsidiary of the Corporation as defined in the Act;

(ff)    "Termination Date" means:

(i)
in the case of an Optionee whose employment or term of office with the Corporation or an Affiliate terminates in the circumstances set out in Section 4.10(b) or 4.10(c)(i), the date that is designated by the Corporation or the Affiliate, as the case may be, as the last day of such person's employment or term of office with the Corporation or the Affiliate, as the case maybe;

(ii)
in the case of an Optionee whose employment or term of office with the Corporation or an Affiliate terminates in the circumstances set out in Section 4.10(c)(ii), _the date of the notice of termination of employment or term of office given by the Corporation or the Affiliate, as the case may be;

(iii)	in the case of an Optionee whose employment or term of office with the Corporation or an Affiliate terminates in the circumstances set out in Section 4.10(c)(iii), the date of retirement;

(iv)
in the case of an Optionee whose consulting arrangements (or, if applicable, those of its Consulting Company if the Optionee is an individual) are terminated by the Corporation or an Affiliate in the circumstances set out in Section 4.10(d), the date that is designated by the Corporation or the Affiliate, as the case may be, as the last day of the Optionee's consulting arrangements (or those of its Consulting Company) with the Corporation or the Affiliate, as the case may be;

(v)
in the case of an Optionee whose consulting arrangements (or, if applicable, those of its Consulting Company if the Optionee is an individual) are terminated in the circumstances set out in Section 4.10(e), the date of the notice of termination given to the Optionee (or, if applicable, those of its Consulting Company if the Optionee is an individual) or the expiry of the original term or any subsequent renewal term of the consulting arrangements, as the case may be;

and in each such case, "Termination Date" specifically does not mean the date on which any period of reasonable notice that the Corporation or the Affiliate, as the case may be, may be required at law to provide to the Optionee would expire.

2.2    Interpretation

(a) A reference to a statute includes all regulations made thereunder, all amendments to the statute or regulations in force from time to time, and any statute or regulation that supplements or supersedes such statute or regulations.

(b) Words importing the singular number include the plural and vice versa and words importing the masculine gender include the feminine.

ARTICLE 3 ADMINISTRATION

3.1     Administration of Plan

(a)
The Compensation Committee will, subject to any terms and conditions the Board may prescribe from time to time, in accordance with the Plan, be responsible for the general administration of the Plan and the proper execution of its provisions, the interpretation of the Plan and the determination of all questions arising hereunder.

(b)
Subject to the limitations of the Plan, the Compensation Committee has the authority to: (i) grant Options to purchase Shares to Eligible Persons; (ii) determine the terms, including the limitations, restrictions and conditions, if any, upon such .grants; (iii) interpret the Plan and to adopt, amend and rescind such administrative guidelines and other rules and regulations relating to the Plan as it may from time to time deem advisable, subject to required Regulatory Approval; and (iv) make all other determinations and to take all other actions in connection with the implementation and administration of the Plan as it may deem necessary or advisable.

(c)
Any decision, interpretation or other action made or taken in good faith by or at the direction of the Corporation, the Board or the Compensation Committee (or any of its members) arising out of or in connection with the Plan shall be within the absolute discretion of all and each of them, as the case may be, and shall be final, binding and conclusive on the Corporation and Optionees and their respective heirs, executors, administrators, successors and assigns and all other persons.

(d)	The day-to-day administration of the Plan may be delegated to such officers and employees of the Corporation or of an Affiliate as the Board or the Compensation Committee determines.

(e)     The Corporation is responsible for all costs of administration of the Plan.

3.2     Eligibility

Eligible Persons are eligible to participate in the Plan, provided that eligibility to participate does not confer upon any Eligible Person any right to be granted Options pursuant to the Plan. The extent to which any Eligible Person is entitled to be granted Options pursuant to the Plan will be determined in the sole and absolute discretion of the Compensation Committee.

3.3     Shares Reserved Under the Plan

(a)
The maximum number of Shares reserved for issuance under tile Plan and all of the Corporation's other security based compensation arrangements at any given time is equal to 10% of the issued and outstanding Shares as at the date of grant of an Option under the Plan, subject to adjustment or increase of such number pursuant to Section 4.13. The Plan is an "evergreen" plan. Any Shares subject to an Option which has been granted under the Plan, and which has been canceled, expired or terminated in accordance with the terms of the Plan, without having been exercised, will again be available under the Plan. Any increase in the issued and outstanding Shares will result in an increase in the available number of Shares issuable under the Plan, and any exercises of Options will make new grants available under the Plan, effectively resulting in a re-loading of the number of Options available to grant under the Plan.

(b)
The aggregate number of Shares reserved for issuance pursuant to Options granted to any one person within any twelve-month period shall not exceed 5% of the issued and outstanding Shares at the time of the grant of the Option. The aggregate number of Shares issued to Insiders of the Corporation within any twelve-month month period, or issuable to Insiders of the Corporation at any time, under the Plan and any other security based compensation arrangements of the Corporation may not exceed 10% of the total number of issued and outstanding Shares at such time.

(c)
Notwithstanding the foregoing, (i) no more than 2% of the issued and outstanding Shares may be granted to any one Consultant in any 12 month period; and (ii) no more than an aggregate of 2% of the issued and outstanding Shares may be granted to all Employees conducting investor relations activities in any 12 month period.

3.4     Incorporation of Terms of Plan

Subject to specific variations approved by the Compensation Committee, all terms and conditions set out in the Plan will be deemed to be incorporated into and form part of each Option granted under the Plan.

ARTICLE IV GRANT OF OPTIONS

4.1     Grant of Options

The Compensation Committee may, from time to time, subject to the provisions of the Plan and such other terms and conditions as the Board or Compensation Committee may prescribe, grant Options to any Eligible Person.

4.2     Exercise Price

The Compensation Committee will establish the exercise price of an Option (the "Exercise Price") at the time each Option is granted. The Exercise Price shall not be less than the market price of the Shares which will be equal to the volume weighted average trading price of the Shares on the Exchange for the five trading days immediately preceding the Effective Date.

4.3     Number of Shares Subject to Option

The number of Shares subject to each Option shall be determined by the Compensation Committee, and such number shall be set out in the Commitment Form evidencing the grant of such Option.

4.4     Expiration of Options

(a)
Subject to any accelerated termination as set forth in the Plan, all Options granted pursuant to the Plan will expire on the date (the "Expiry Date") as determined by the Compensation Committee at the date of grant provided that no Option may be exercised beyond ten (10) years from the Effective Date.

(b)
Notwithstanding the above, if the Expiry Date for any Option falls within a Blackout Period or within 10 business days from the expiration of a Blackout Period (such Options to be referred to as "Restricted Options"), the Expiry Date of such Restricted Options shall be automatically extended to the date that is the 10th business day following the end of the Blackout Period, such 10th Business Day to be considered the Expiry Date for such Restricted Options for all purposes under the Plan.

4.5     Non-Assignable and Non-Transferable

Options are non-assignable and non-transferable although they are assignable to and may be exercisable by an Optionee's legal heirs, personal representatives or guardians as provided in Section 4.9. Upon written notice from an Eligible Person under the Plan, any Option that might otherwise be granted to that Eligible Person will be granted, in whole or in part, to a registered retirement savings plan ("RRSP") or a holding company established by, and for the sole benefit of, the Eligible Person.

4.6    Vesting of Option Rights

(a)
Subject to Subsection (b) below, the Compensation Committee may determine when any Option will become exercisable and may determine that the Option will be exercisable in installments or pursuant to a vesting schedule. Such terms shall be set out in the Commitment Form evidencing the grant of such Option. Subject to the other provisions of the Plan, Options issued will be subject to a vesting schedule as provided for in the Commitment Form attached herewith as Schedule "A".

(b)	Options issued to Consultants performing investor relations activities must vest in stages over 12 months with no more than one-quarter of the Options vesting in any three month period.

4.7     Amendment of Option

The Compensation Committee may amend the terms of an Option in accordance with the Plan provided that any amendment that extends the term or reduces the Exercise Price of an Option held by an Insider at the time of the proposed amendment shall be subject to disinterested shareholder approval.

4.8     Acceleration of Vesting Period

Subject to the Board or the Compensation Committee determining otherwise, in the event of a Change of Control, all Options outstanding shall be immediately exercisable, notwithstanding any determination of the Board pursuant to Section 4.6, if applicable. Notwithstanding the vesting schedule for an Option, the Compensation Committee shall have the right with respect to any one or more Optionees in the Plan to accelerate the time at which an Option may be exercised.

4.9     Death or Incapacity of Optionee

In the event of the death or Incapacity of an Optionee:

(a)
the executor or administrator of the Optionee's estate or the Optionee, as the case may be, may exercise any Options of the Optionee to the extent that the Options were exercisable at the date of such death or Incapacity and the right to exercise the Options terminates on the earlier of: (i) the date that is twelve months from the date of the Optionee's death, if the Optionee has died, or 30 days after the six month period referred to in the definition of "Incapacity", in the event of Incapacity; and (ii) the date on which the Exercise Period of the particular Option expires. Any Options held by the Optionee that were not exercisable at the date of death or Incapacity immediately expire and are cancelled on such date; and

(b)	such Optionee's eligibility to receive further grants of Options under the Plan ceases as of the date of the Optionee's death or Incapacity, as the case may be.

4.10    Termination of Employment or Cease to Hold Office

(a)
In the event an Optionee's employment or consulting arrangements (or, if applicable, those of its Consulting Company if the Consultant who is an Optionee is an individual) or term of office with the Corporation or an Affiliate ceases by reason of the Optionee's death or Incapacity, then the provisions of Section 4.9 will apply.

(b) In the event an Optionee's employment or term of office with the Corporation or an Affiliate is terminated by the Corporation or an Affiliate for lawful cause, then any Options held by such Optionee, whether or not such Options are exercisable at the applicable Termination Date, immediately expire and are cancelled on the Termination Date at a time determined by the Compensation Committee, at its discretion.

(c) In the event an Optionee's employment or term of office terminates by reason of: (i) voluntary resignation by such Optionee; (ii) termination by the Corporation or an Affiliate without cause (whether such termination occurs with or without any or adequate reasonable notice or with or without any or adequate compensation in lieu of such reasonable notice); or (iii) the retirement of such Optionee in accordance with the then customary policies and practices of the Corporation in relation to retirement, then any Options held by such Optionee that are exercisable at the Termination Date continue to be exercisable by such Optionee until the earlier of (A) the date that is 90 days from the Termination Date; and (B) the date on which the Exercise Period of the particular Option expires. Any Options held by such Optionee that are not exercisable at the Termination Date immediately expire and are cancelled on the Termination Date.

(d)
In the event an Optionee's consulting arrangements (or, if applicable, those of its Consulting Company if the Optionee is an individual) with the Corporation or an Affiliate are terminated by the Corporation or an Affiliate for breach of agreement prior to the expiry of the original term or any subsequent renewal term of such arrangements, then any Options held by the Optionee (or, if applicable, those of its Consulting Company if the Optionee is an individual), whether or not such Options are exercisable at the applicable Termination Date, immediately expire and are cancelled on the Termination Date at a time determined by the Compensation Committee, at its discretion.

(e)
In the event an Optionee's consulting arrangements (or, if applicable, those of its Consulting Company, if the Optionee is an individual) with the Corporation or an Affiliate are terminated in circumstances other than those referred to in Section 4.10(d), any Options held by the Optionee that are exercisable at the Termination Date continue to be exercisable by the Optionee until the earlier of: (i) the date that is 90 days from the Termination Date; and (ii) the date on which the Exercise Period of the particular Option expires. Any Options held by the Optionee that are not exercisable at the Termination Date immediately expire and are cancelled upon the Termination Date.

(f)	An Optionee's eligibility to receive further grants of Options under the Plan ceases as of the applicable Termination Date.

4.11    Discretion to Permit Exercise

Notwithstanding the provisions of Sections 4.9 and 4.10, the Board may, in its discretion, at any time prior to or following the events contemplated in such sections and in any Commitment Form, permit the exercise of any or all Options held by the Optionee in the manner and on terms authorized by the Board, provided that, subject to an extension pursuant to Section 4.4(b), the Board will not, in any case, authorize the exercise of an Option pursuant to this section beyond the Expiry Date of the particular Option.

4.12    General

The existence of any Options does not affect in any way the right or power of the Corporation or its shareholders to make, authorize or determine any adjustment, recapitalization, reorganization or any other change in the Corporation's capital structure or its business, or any amalgamation, merger or consolidation involving the Corporation, to create or issue any bonds, debentures, shares or other securities of the Corporation or to determine the rights and conditions attaching thereto, to effect the dissolution or liquidation of the Corporation or any sale or transfer of all or any part of its assets or business, or to effect any other corporate act or proceeding, whether of a similar character or otherwise, whether or not any such action referred to in this section would have an adverse effect on the Plan or any Option granted hereunder, subject to Sections 4.13(a) and 4.13(b).

4.13    Adjustment

(a) In the event of a subdivision, consolidation or reclassification of Shares or any similar capital reorganization, or any other change to be made in the capitalization of the Corporation including an exchange of Shares for another security of the Corporation that, in the opinion of the Compensation Committee, acting reasonably and in good faith, would warrant the replacement or amendment of any existing Options in order to adjust:

(i)	the number of Shares or other securities that may be acquired on the exercise of any outstanding Options; or

(ii) the Exercise Price of any outstanding Options,

in order to preserve proportionately the rights and obligations of the Optionees, the Compensation Committee will authorize such steps, subject to Regulatory Approval, if required, to be taken as are equitable and appropriate to that end.

(b)
In the event of an amalgamation, combination, merger or other reorganization involving the Corporation, by exchange of shares, by sale or lease of assets, or otherwise, that, in the opinion of the Compensation Committee, acting reasonably and in good faith, warrants the replacement or amendment of any existing Options in order to adjust:

(i)	the number of Shares or other securities that may be acquired on the exercise of any outstanding Options; or

(ii) the Exercise Price of any outstanding Options,

in order to preserve proportionately the rights and obligations of the Optionees, the Compensation Committee will authorize such steps, subject to Regulatory Approval, if required, to be taken as are equitable and appropriate to that end.

(c)
Except as expressly provided in Sections 4.13(a) and 4.13(b), neither the issue by the Corporation of shares of any class or securities convertible into or exchangeable for shares of any class, nor the conversion or exchange of such shares or securities, affects, and no adjustment by reason thereof is to be made with respect to: (i) the number of Shares that may be acquired on the exercise of any outstanding Options; or (ii) the Exercise Price of any outstanding Options.

(d)
The Corporation will not be required to issue fractional Shares in satisfaction of its obligations hereunder and any fractional interest in a Share that would, except for the provisions of this Section

4.13(d), be deliverable upon the exercise of an Option will be canceled and not be deliverable by the Corporation.

4.14     Disputes

If any questions arise at any time with respect to the Exercise Price or number of Optioned Shares or other securities deliverable upon exercise of an Option in any of the events set out in Section 4.13(a) and 4.13(b), such questions will be conclusively determined by the Corporation's auditors, or, if they decline to so act, any other firm of chartered accountants that the Corporation may designate and who will have access to all appropriate records and such determination will be binding upon the Corporation and all Optionees.

4.15     Compliance with Law and Tax Withholding

(a)
The Corporation is not obligated to grant any Options, issue any Shares or other securities, make any payments or take any other action, if in the opinion of the Compensation Committee, in its sole discretion, such action would constitute a violation by an Optionee or the Corporation of any provision of any applicable law, including any statutory or regulatory enactment of any government or government agency. Optioned Shares shall not be issued with respect to an Option unless the exercise of such Option and the issuance and delivery of such Optioned Shares shall comply with all relevant provisions of law, including, without limitation, any applicable provincial, state or federal securities laws, and the requirements of the Exchange, and such issuance shall be further subject to the approval of counsel for the Corporation with respect to such compliance. The inability of the Corporation to obtain from any regulatory body the authority deemed by the Corporation to be necessary for the lawful issuance and sale of any Optioned Shares under the Plan, or the inability of the Corporation to lawfully issue, sell, or deliver any Optioned Shares, shall relieve the Corporation of any liability with respect to the non-issuance, sale or delivery of such Optioned Shares.

(b)
Delivery of the Shares, upon exercise of Options, is subject to the satisfaction of all applicable federal, state, provincial, local and foreign tax obligations, including obligations to make withholdings or deductions in respect of the benefits arising hereunder. The Corporation will have the power and right to require the Optionee to remit to the Corporation an amount sufficient to satisfy any applicable tax or withholding obligations required by law. Further, the Corporation may require the Optionee to satisfy, in whole or in part, such tax or withholding obligations by instructing the Corporation to withhold Shares that would otherwise be received by the Optionee upon exercise, sell such Shares on behalf of the Optionee and remit the proceeds of such sale to the relevant taxing authority in satisfaction of the tax or withholding obligations.

4.16    Sale of Corporation, etc.

If the Board at any time by resolution declares it advisable to do so in connection with a Merger and Acquisition Transaction, the Board has the right to provide for the conversion, exchange, replacement or substitution of any outstanding Options into or for options, rights or other securities of similar value of, or the assumption of outstanding Options by any entity or affiliate participating in or resulting from a Merger and Acquisition Transaction. Any such conversion, exchange, replacement, substitution or assumption shall be on such terms as the Board in good faith may consider fair and appropriate in the circumstances. In addition, and notwithstanding this Section 4.16, the Board has the right to determine, at its sole discretion, that (i) any or all Options shall thereupon terminate; provided that only such outstanding Options that have vested shall remain exercisable until consummation of the Merger and Acquisition Transaction; or (ii) Options not exercisable may be exercisable in full.

ARTICLE V PROCEDURE

5.1     Option Commitment

(a)
Upon grant of an Option hereunder to an Optionee, a senior officer of the Corporation designated by the Compensation Committee will deliver to the Optionee a Commitment Form detailing the terms of the Option.

(b)
Upon the occurrence of an event to which Section 4.13(a) or 4.13(b) applies, a senior officer of the Corporation designated by the Compensation Committee may deliver to any Optionee with respect to any Option, a revised Commitment Form identified as such, with respect to Shares as to which the Option has not been exercised, reflecting the application of Section 4.13(a) or 4.13(b), as applicable, by reason of that event.

5.2     Manner of Exercise

(a) Subject to the provisions of the Plan and the provisions of the Commitment Form issued to an Optionee, Options which are exercisable may be exercised by means of a fully completed Exercise Form delivered to the Corporation. The Exercise Form must be accompanied by the payment in full of the Exercise Price for the Shares to be purchased. The Exercise Price must be fully paid in cash, by wire transfer or by certified cheque or bank draft payable to the Corporation or by such other means as might be specified from time to time by the Compensation Committee. No Shares will be issued until full payment therefor has been received by the Corporation. As soon as practicable after receipt of any Exercise Form and full payment, the Corporation will forthwith cause the transfer agent and registrar of the Shares to deliver to the Optionee a certificate or certificates or a statement of account, representing in the aggregate the acquired Shares.

(b) Notwithstanding any other provision of the Plan, the Corporation will not be obligated to issue Optioned Shares on the exercise of an Option granted under the Plan until the Corporation has received the deliveries specified in Section 5.2(a).

5.3     Use of an Administrative Agent and Trustee

(a) The Compensation Committee may in its sole discretion appoint from time to time one or more entities to act as administrative agent to administer the Options granted under the Plan and to act as trustee to hold and administer the assets that may be held in respect of Options granted under the Plan, the whole in accordance with the terms and conditions determined by the Compensation Committee in its sole discretion. In such case, the Corporation and the administrative agent will maintain records showing the number of Options granted to each Optionee under the Plan.

ARTICLE VI GENERAL

6.1     Optionee has no Rights as a Shareholder

An Optionee has no rights whatsoever as a shareholder in respect of any of the Optioned Shares (including, without limitation, any right to receive dividends or other distributions therefrom or thereon) other than in respect of Optioned Shares purchased by and fully paid for and issued to the Optionee on exercise of the Option.

6.2     Accounts and Statements

The Corporation will maintain, or cause to be maintained, records indicating the number of Options granted to each Optionee and the number of Optioned Shares issued under the Plan.

6.3     Employment and Services
Nothing contained in the Plan will confer upon any Optionee (or his Consulting Company) any right with respect to employment, term of office or consulting with the Corporation or an Affiliate, or interfere in any way with the right of the Corporation to terminate the Optionee's employment, term of office or consulting arrangements (or those of his Consulting Company) at any time. If an Optionee's employment, term of office or consulting arrangements (or those of his Consulting Company) with the Corporation or an Affiliate is terminated for any reason, no value will be ascribed to any unvested Options for the purposes of any severance entitlement. Participation in the Plan by an Optionee will be voluntary.

6.4     Notice

Each notice, demand or communication required or permitted to be given under the Plan (each, a "Notice") will be in writing and shall be given by personal delivery or by registered mail, postage prepaid, if to the Corporation, at the Corporation's address set out in the Commitment Form, to the attention of the Corporate Secretary, or at such other address as the Corporation may advise an Optionee of, in writing, as being the address for delivery of a Notice to the Corporation, and if to an Optionee, at the most recent residential address for the Optionee shown in the records of the Corporation. All such Notices given as aforesaid shall be deemed to have been received by the recipient when delivered or, if mailed, five days after 12:01 a.m. on the day following the day of the mailing thereof. If any Notice shall have been mailed and if regular mail service shall be interrupted by strikes or other irregularities, such Notice shall be deemed to have been received ten days after 12:01 a.m. on the day following the resumption of normal mail service, provided that during the period that regular mail service shall be interrupted all Notices shall be given by personal delivery.

6.5     Amendment or Termination of Plan

(a) The Board reserves the right, in its absolute discretion, to amend, suspend or terminate the Plan, or any portion thereof, at any time without obtaining the approval of shareholders of the Corporation, subject to those provisions of applicable law and regulatory requirements (including the rules, regulations and policies of the Exchange), if any, that require the approval of shareholders. Such amendments may include, without limitation:

(i)
minor changes of a ''house-keeping nature", including, without limitation, any amendment for the purpose of curing any ambiguity, error or omission in the Plan, or to correct or supplement any provision of the Plan that is inconsistent with any other provision of the Plan;

(ii)
amending Options under the Plan, including with respect to the Exercise Period (provided, however, that the Exercise Period may not exceed ten (10) years from the relevant Effective Date unless permitted under Section 4.4(b)), vesting period, exercise method and frequency, exercise price and method of determining the Exercise Price, assignability and the effect of termination of an Optionee's employment or consulting arrangements (or, if applicable, those of its Consulting Company if the Optionee is an individual), or cessation of an Optionee's directorship, as applicable; provided that such amendment does not adversely alter or impair any Option previously granted to an Optionee without the consent of such Optionee;

(iii)
advancing the date on which any Option may be exercised or extending the Expiry Date of any Option (provided, however, that the Exercise Period may not exceed ten (10) years from the relevant Effective Date unless permitted under Section 4.4(b));

(iv)	adding or changing the terms and conditions of any financial assistance which may be provided by the Corporation to Optionees to facilitate the purchase of Shares under the Plan;

(v)	amendments necessary to comply with the provisions of applicable law or the applicable rules of the Exchange, including with respect to the treatment of Options granted under the Plan;
(vi)     amendments respecting the administration of the Plan;
(vii)     amendments necessary to suspend or terminate the Plan;
(viii)      a change relating to the eligibility of any Optionee or Eligible Person in the Plan; and

(ix)	any other amendment, fundamental or otherwise, not requiring shareholder approval under applicable laws or the applicable rules of the Exchange.

(b) Notwithstanding the foregoing, the Corporation will be required to obtain the approval of the shareholders of the Corporation, and where required by the Exchange, approval of the disinterested shareholders of the Corporation, for any amendment related to:

(i) amending the provisions relating to the transferability of an Option, other than for transfers by will or the law of succession or to corporations controlled by the individual or family trusts;
(ii)      reducing the Exercise Price of an Option held by an Insider;
(iii)         extending the term of an Option held by an Insider;
(iv)     amending to remove or exceed the limits on participation in the Plan under Section 3.3(b);

(v)     increasing the maximum number of Shares which may be issued under the Plan; and

(vi)	granting additional powers to the Board to amend the Plan without shareholder approval.

(c) Any amendment to any provision of the Plan will be subject to any required regulatory or governmental approvals.

(d) The Board may terminate the Plan at any time in its absolute discretion. If the Plan is so terminated, no further Options shall be granted, but the Options then outstanding shall continue in full force and effect in accordance with the provisions of the Plan.

6.6     Governing Law

The Plan will be governed and construed in accordance with the laws of the Province of Ontario.

6.7     Effective Date

The Plan shall be effective on January 3, 2011.

6.8     Subject to Approval

(a)	To the extent a provision of the Plan requires regulatory approval which is not received, such provision shall be severed from the remainder of the Plan until the approval is received and the remainder of the Plan shall remain in full force and effect.

(b)     The Plan must be approved periodically pursuant to the requirements of the Exchange.